AGREEMENT OF ASSIGNMENT AND TRANSFER
                      FOR LIMITED PARTNERSHIP INTERESTS IN
                     ENSTAR INCOME/GROWTH PROGRAM 6-A, L.P.

     Please make any corrections to name/mailing address in space to the left. I hereby tender to Madison Liquidity Investors 104, LLC, a Delaware limited liability company ("Madison"), the above-described limited partnership interests (the "Units") in Enstar Income/Growth Program 6-A, L.P., a Delaware limited partnership (the "Partnership"), for $50.00 per Unit in cash (reduced by the amount of (i) any transfer fee payable to the Partnership in respect of the Units tendered hereby and (ii) any cash distributions made to me by the Partnership on or after February 5, 1999) in accordance with the terms and subject to the conditions of Madison's Offer to Purchase as Exhibit (a)(1) to
Schedule 14D-1 dated February 5, 1999 (the "Offer to Purchase") and this Agreement of Assignment and Transfer (which, together with the Offer to Purchase and any supplements or amendments, constitutes the "Offer"). I acknowledge that I have received the Offer to Purchase. The Offer will remain open until March 5, 1999, subject to extension at the discretion of Madison. It is understood that payment for the Units tendered hereby will be made by check mailed to me at the address above promptly after the date of the Partnership's confirmation that the transfer of the Units to Madison is effective, subject to Section 4 (Proration) and Section 5 (Withdrawal Rights) of the Offer to Purchase. The Offer is subject to Section 14 (Conditions of the Offer) of the Offer to Purchase.

Subject to, and effective upon, acceptance of this Agreement of Assignment and Transfer and payment for the Units tendered hereby in accordance with the terms and subject to the conditions of the Offer, I hereby sell, assign, transfer, convey and deliver (the "Transfer") to Madison, all of my right, title and interest in and to the Units tendered hereby and accepted for payment pursuant to the Offer and any and all non-cash distributions, other Units or other securities issued or issuable in respect thereof on or after February 5, 1999, including, without limitation, to the extent that they exist, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever distributable or allocable to the Units under the Partnership's limited partnership agreement (the "Partnership Agreement"), (i) unconditionally to the extent that the rights appurtenant to the Units may be transferred and conveyed without the consent of the general partner of the Partnership (the "General Partner"), and (ii) in the event that Madison elects to become a substituted limited partner of the Partnership, subject to the consent of the General Partner to the extent such consent may be required in order for Madison to become a substituted limited partner of the Partnership.

It is my intention that Madison, if it so elects, succeed to my interest as a Substitute Limited Partner, as defined in the Partnership Agreement, in my place with respect to the transferred Units. It is my understanding, and I hereby acknowledge and agree, that Madison shall be entitled to receive all distributions of cash or other property from the Partnership attributable to the transferred Units that are made on or after February 5, 1999, including, without limitation, all distributions of Distributable Cash Flow and Net Cash Proceeds, without regard to whether the cash or other property that is included in any such distribution was received by the Partnership before or after the Transfer and without regard to whether the applicable sale, financing, refinancing or other disposition took place before or after the Transfer. It is my further understanding, and I further acknowledge and agree, that the taxable income and taxable loss attributable to the transferred Units with respect to the taxable period in which the Transfer occurs shall be divided among and allocated between me and Madison as provided in the Partnership Agreement, or in accordance with such other lawful allocation methodology as may be agreed upon by the Partnership and Madison. I represent and warrant that I have the full right, power and authority to transfer the subject Units and to execute this Agreement of Assignment and Transfer and all other documents executed in connection herewith without the joinder of any other person or party, and if I am executing this Agreement of Assignment and Transfer or any other document in connection herewith on behalf of a business or other entity other than an individual person, I have the right, power and authority to execute such documents on behalf of such entity without the joinder of any other person or party.

Subject to Section 5 (Withdrawal Rights) of the Offer to Purchase, I hereby irrevocably constitute and appoint Madison as my true and lawful agent and attorney-in-fact with respect to the Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) vote or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to the Units; (ii) deliver the Units and transfer ownership of the Units on the Partnership's books maintained by the General Partner; (iii) endorse, on my behalf, any and all payments received by Madison from the Partnership that are made on or after February 5, 1999, which are made payable to me, in favor of Madison or any other payee Madison otherwise designates; (iv) execute a Loss and Indemnity Agreement relating to the Units on my behalf if I fail to include my original certificate(s) (if any) representing the Units with this Agreement; (v) execute on my behalf any applications for transfer and any distribution allocation agreements required by National Association of Securities Dealers Notice to Members 96-14 to give effect to the transactions contemplated by this Agreement;
(vi) receive all benefits and cash distributions and otherwise exercise all rights of beneficial ownership of the Units; and (vii) direct the General Partner to immediately change the address of record of the registered owner of the transferred Units to that of Madison, as my attorney-in-fact. Madison is further authorized, as part of its powers as my attorney-in-fact with respect to the Units, to commence any litigation that Madison, in its sole discretion, deems necessary to enforce any exercise of Madison's powers as my attorney-in-fact as set forth herein. Madison shall not be required to post bond of any nature in connection with this power of attorney. I hereby direct the Partnership and the General Partner to remit to Madison any distributions made by the Partnership with respect to the Units on or after February 5, 1999. To the extent that any distributions are made by the Partnership with respect to the Units on or after February 5, 1999, that are received by me, I agree to promptly pay over such distributions to Madison. I further agree to pay any costs incurred by Madison in connection with the enforcement of any of my obligations hereunder or my breach of any of the agreements, representations and warranties made by me herein.

I hereby direct the General Partner to immediately change my address of record as the registered owner of the Units to be transferred herein to that of Madison, conditional solely upon Madison's execution of this Agreement.

IF LEGAL TITLE TO THE UNITS IS HELD THROUGH AN IRA OR KEOGH OR SIMILAR ACCOUNT, I UNDERSTAND THAT THIS AGREEMENT MUST BE SIGNED BY THE CUSTODIAN OF SUCH IRA OR KEOGH ACCOUNT. FURTHERMORE, I HEREBY AUTHORIZE AND DIRECT THE CUSTODIAN OF SUCH IRA OR KEOGH TO CONFIRM THIS AGREEMENT.

I hereby represent and warrant to Madison that I (i) have received and reviewed the Offer to Purchase and (ii) own the Units and have full power and authority to validly sell, assign, transfer, convey and deliver to Madison the Units, and that effective when the Units are accepted for payment by Madison, I hereby convey to Madison, and Madison will hereby acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the Units will not be subject to any adverse claim. I further represent and warrant that I am a "United States person," as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

I hereby release and discharge the General Partner and its officers, shareholders, directors, employees and agents from all actions, causes of action, claims or demands I have, or may have, against the General Partner that result from the General Partner's reliance on this Agreement of Assignment and Transfer or any of the terms and conditions contained herein. I hereby indemnify and hold harmless the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive my death or incapacity and all of my obligations shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. In addition, I hereby agree not to offer, sell or accept any offer to purchase any or all of the Units to or from any third party while the Offer remains open. Upon request, I will execute and deliver any additional documents deemed by Madison to be necessary or desirable to complete the assignment, transfer and purchase of the Units.

I HEREBY CERTIFY, UNDER PENALTIES OF PERJURY, THAT THE STATEMENTS IN BOX A, BOX C, BOX D AND, IF APPLICABLE, BOX E BELOW ARE TRUE AND CORRECT.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. I waive any claim that any State or Federal court located in the State of Delaware is an inconvenient forum, and waive any right to trial by jury.

                        PLEASE COMPLETE ALL SHADED AREAS
                         SIGN HERE TO TENDER YOUR UNITS


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                                      BOX A
   (See Instructions to Complete Agreement of Assignment and Transfer - Box A)
--------------------------------------------------------------------------------
                                       All


Date:___________________, 1999     _____________________________________________
                                            (If you desire to sell less
                                            than all of your Units,
                                            strike "All" and indicate
                                            the number of Units to be
                                            sold)


------------------------------  ---------------------  -------------------------
Your Social Security or         Your Telephone Number  Signature of Co-Seller
Taxpayer Identification Number                         and Medallion Signature
                                                       Guarantee (If applicable)


--------------------------------------------------------------------------------
Your Signature and Medallion Signature Guarantee

--------------------------------------------------------------------------------
Custodian Signature and Medallion Signature Guarantee (REQUIRED IF UNITS HELD IN IRA/KEOGH)

Please note: A Medallion Signature Guarantee is similar to a notary, but is provided by your bank or brokerage house where you have an account.

================================================================================

                                      BOX B
                          MEDALLION SIGNATURE GUARANTEE
                             (Required for all Sellers) (See Instructions to
             Complete Agreement of Assignment and Transfer - Box B)
--------------------------------------------------------------------------------

Name and Address of Bank or Brokerage House:

Authorized Signature of Bank or
Brokerage House Representative:_____________________    Title:__________________


Name:______________________________________  Date:_______________________, 199__

Please note: A Medallion Signature Guarantee is similar to a notary, but is provided by your bank or brokerage house where you have an account.

================================================================================

                                      BOX C
                               SUBSTITUTE FORM W-9
   (See Instructions to Complete Agreement of Assignment and Transfer - Box C)
--------------------------------------------------------------------------------

     The person signing this Agreement of Assignment and Transfer hereby certifies the following to the Purchaser under penalties of perjury:

     (i) The TIN set forth in the signature box in Box A of this Agreement of Assignment and Transfer is the correct TIN of the Unitholder, or if this box [ ] is checked, the Unitholder has applied for a TIN. If the Unitholder has applied for a TIN, a TIN has not been issued to the Unitholder, and either: (a) the Unitholder has mailed or delivered an application to receive a TIN to the appropriate IRS Center or Social Security Administration Office, or (B) THE UNITHOLDER INTENDS TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE (IT BEING UNDERSTOOD THAT IF THE UNITHOLDER DOES NOT PROVIDE A TIN TO THE PURCHASER WITHIN SIXTY (60) DAYS, 31% OF ALL REPORTABLE PAYMENTS MADE TO THE UNITHOLDER THEREAFTER WILL BE WITHHELD UNTIL A TIN IS PROVIDED TO THE PURCHASER); and

     (ii) Unless this box [ ] is checked, the Unitholder is not subject to backup withholding either because the Unitholder: (a) is exempt from backup withholding, (b) has not been notified by the IRS that the Unitholder is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that such Unitholder is no longer subject to backup withholding.

     Note: Place an "X" in the box in (ii) if you are unable to certify that the Unitholder is not subject to backup withholding.

================================================================================

                                      BOX D
                                FIRPTA AFFIDAVIT
   (See Instructions to Complete Agreement of Assignment and Transfer - Box D)
--------------------------------------------------------------------------------

     Under Section 1445(e)(5) of the Internal Revenue Code and Treas. Reg. 1.1445-11T(d), a transferee must withhold tax equal to 10% of the amount realized with respect to certain transfers of an interest in a partnership if 50% or more of the value of its gross assets consists of U.S. real property interests and 90% or more of the value of its gross assets consists of U.S. real property interests plus cash equivalents, and the holder of the partnership interest is a foreign person. To inform the Purchaser that no withholding is required with respect to the Unitholder?s interest in the Partnership, the person signing this Agreement of Assignment and Transfer hereby certifies the following under penalties of perjury:

     (i) Unless this box [ ] is checked, the Unitholder, if an individual, is a U.S. citizen or a resident alien for purposes of U.S. income taxation, and if other than an individual, is not a foreign corporation, foreign partnership, foreign estate or foreign trust (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); (ii) the Unitholder?s U.S. social security number (for individuals) or employer identification number (for non-individuals) is correctly printed in the signature box in Box A of this Agreement of Assignment and Transfer; and (iii) the Unitholder?s home address (for individuals) or office address (for non-individuals), is correctly printed (or corrected) on the top of this Agreement of Assignment and Transfer. If a corporation, the jurisdiction of incorporation is ________________________.

     The person signing this Agreement of Assignment and Transfer understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.
================================================================================

                                      BOX E
                               SUBSTITUTE FORM W-8
   (See Instructions to Complete Agreement of Assignment and Transfer - Box E)
--------------------------------------------------------------------------------
     By checking this box [ ], the person signing this Agreement of Assignment and Transfer hereby certifies under penalties of perjury that the Unitholder is an "exempt foreign person" for purposes of the backup withholding rules under the U.S. federal income tax laws, because the Unitholder:

     (i) Is a nonresident alien individual or a foreign corporation, partnership, estate or trust;

     (ii) If an individual, has not been and plans not to be present in the U.S. for a total of 183 days or more during the calendar year; and

     (iii) Neither engages, nor plans to engage, in a U.S. trade or business that has effectively connected gains from transactions with a broker.
================================================================================

AGREED TO AND ACCEPTED:
Madison Liquidity Investors 104, LLC

By:_______________________________________________________

Madison Liquidity Investors 104, LLC, c/o Gemisys Tender Services, 7103 South Revere Parkway, Englewood, CO 80112 Tel: 303-705-6390 Fax: 303-705-6276